SECOND AMENDMENT TO AGREEMENT

THIS SECOND AMENDMENT TO AGREEMENT is made and entered into as of November 2, 2012, between VYSTAR CORPORATION, a Georgia corporation (“Vystar”), CMA Investments, LLC, a Georgia limited liability company (“CMA”) and ITALIA-EIRE LP, a Georgia limited partnership (“I-E”).

W I T N E S S E T H

WHEREAS, the parties previously entered into that certain Agreement dated April 29, 2011, whereby Vystar issued a Promissory Grid Note to CMA in the principal amount of up to $800,000 (the “Agreement”) (the “Vystar Note”); and

WHEREAS, on September 9, 2011, the parties amended the Agreement to increase the principal amount of the Vystar Note to $1,000,000; and

WHEREAS, CMA is a party to a Change in Terms Agreement dated the date hereof which amends that certain Business Loan Agreement among CMA, Joseph C. Allegra, MD, John D. Craft and Mitsy Y. Mangum William R. Doyle and Atlantic Capital Bank; and

WHEREAS, the parties hereto desire to increase the maximum principal amount of the Vystar Note to $1,500,000.

NOW, THEREFORE, for good and valuable consideration, Vystar, CMA and I-E agree as follows:

The parties hereto agree to increase the maximum of the Vystar Note to $1,500,000, effective the date hereof.

2.

This Second Amendment to Agreement shall be governed by the laws of the State of Georgia.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Agreement as of the date first above written.

[Signatures on the following page]

Vystar Corporation By: /s/ William R. Doyle Chairman, CEO and President
Itali-Eire LP By: Lincoln Lee Investments, LLC General Partner By: /s/ Joseph C. Allegra, Manager
CMA Investments, LLC By: /s/ Joseph C. Allegra, Manager